Exhibit 99.1

GENCOR RELEASES FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS

December 9, 2025 (PRIME NEWSWIRE)—Gencor Industries, Inc. (the “Company” or “Gencor”) (NYSE American: GENC) announced today net revenue for the fourth quarter ended September 30, 2025 of $18.8 million, down 10.0% from $20.9 million net revenue for the quarter ended September 30, 2024. Gross profit as a percentage of net revenue was 24.2% for the quarter ended September 30, 2025, compared to 25.6% for the quarter ended September 30, 2024. The lower gross profit margin in fiscal 2025 was due to reduced manufacturing overhead absorption.

Operating loss for the quarter ended September 30, 2025 was ($0.2) million compared to operating income of $1.2 million for the quarter ended September 30, 2024 due to lower gross profit margins and higher selling, general and administrative (“SG&A”) expenses. The Company had net non-operating income of $1.9 million for the quarter ended September 30, 2025 compared to $2.5 million for the quarter ended September 30, 2024. The Company had an income tax benefit of ($0.3) million for the quarter ended September 30, 2025 compared to income tax expense of $2.3 million for the quarter ended September 30, 2024. Net income for the quarter ended September 30, 2025 was $1.9 million compared to $1.5 million for the quarter ended September 30, 2024.

For the year ended September 30, 2025 net revenue increased 2.0% to $115.4 million from $113.2 million for the year ended September 30, 2024. Gross profit margin was relatively unchanged at 27.5% in fiscal 2025 compared to 27.7% in fiscal 2024.

Product engineering and development expense in fiscal 2025 decreased $555,000 to $2,758,000 from $3,313,000 in fiscal 2024 due to reduced headcount. Selling, General & Administrative (“SG&A”) expenses in fiscal 2025 increased $610,000 to $14,937,000 from $14,327,000 in fiscal 2024. The increase in SG&A expenses was primarily due to increased professional fees and commissions on higher net revenue.

Fiscal 2025 operating income was $14,018,000 versus $13,687,000 in fiscal 2024. The benefit of increased sales in fiscal 2025 on similar gross margins to fiscal 2024 drove the higher operating income.

For the year ended September 30, 2025, the Company had net other income of $6,181,000 compared to $7,043,000 for the year ended September 30, 2024. Interest and dividend income, net of fees, was $4,373,000 for the year ended September 30, 2025 as compared to $3,435,000 for year ended September 30, 2024. Interest income for the year ended September 30, 2025 increased, as compared to the prior year, due to higher interest rates earned on cash balances and fixed income investments. Net realized and unrealized gains on marketable securities were $1,800,000 for the year ended September 30, 2025 versus $3,621,000 for the year ended September 30, 2024. Net realized and unrealized gains in the portfolio were the result of fluctuations in the market value of fixed income securities due to interest rate changes and a shift in purchasing slightly longer duration treasuries and corporate bonds in fiscal 2025.

The effective income tax rate for fiscal 2025 was 22.5% versus 29.8% in fiscal 2024.

Net income for the year ended September 30, 2025 was $15,661,000, or $1.07 per diluted and basic share, versus $14,558,000, or $0.99 per diluted and basic share, for the year ended September 30, 2024.

At September 30, 2025, the Company had $136.3 million in cash and marketable securities, an increase of $20.9 million over the September 30, 2024 balance of $115.4 million. The Company’s working capital was $197.7 million at September 30, 2025 versus $182.2 million at September 30, 2024. The Company has no short-term or long-term debt.

The Company’s backlog was $23.6 million at December 1, 2025 compared to $56.2 million at December 1, 2024.

Marc Elliott, Gencor’s President, stated, “Our overall performance for the year resulted in increased operating income and revenue, while maintaining profit margins comparable to fiscal 2024 in the face of increased competition in the marketplace. We experienced some top line softening in the last quarter, primarily due to lingering Liberation Day unease, as well as one-time extraordinary expenses that negatively affected gross profit. Despite this, we ended the year with improved net income over 2024, yielding $1.07 EPS for our stockholders and an increase in our cash reserves.”

Gencor Industries, Inc. is a diversified heavy machinery manufacturer for the production of highway construction materials and equipment and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Consolidated Income Statements

For the Years Ended September 30, 2025 and 2024

(Unaudited)

	2025	2024
Net revenue	$115,437,000	$113,166,000
Cost of goods sold	83,724,000	81,839,000

Gross profit	31,713,000	31,327,000
Operating expenses:
Product engineering and development	2,758,000	3,313,000
Selling, general and administrative	14,937,000	14,327,000

Total operating expenses	17,695,000	17,640,000

Operating income	14,018,000	13,687,000
Other income (expense), net:
Interest and dividend income, net of fees	4,373,000	3,435,000
Realized and unrealized gains (losses) on marketable securities, net	1,800,000	3,621,000
Other	8,000	(13,000)

	6,181,000	7,043,000

Income before income tax expense	20,199,000	20,730,000
Income tax expense	4,538,000	6,172,,000

Net income	$15,661,000	$14,558,000

Net income per common share – basic and diluted	$1.07	$0.99

GENCOR INDUSTRIES, INC.

Consolidated Balance Sheets

As of September 30, 2025 and 2024

(Unaudited)

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$26,587,000	$25,482,000
Marketable securities at fair value (cost of $107,237,000 at September 30, 2025and $88,777,000 at September 30, 2024)	109,714,000	89,927,000
Accounts receivable, less allowance for credit losses of $434,000 at September 30, 2025 and $390,000 at September 30, 2024	3,130,000	1,980,000
Contract assets	12,208,000	9,339,000
Inventories, net	53,503,000	63,762,000
Prepaid expenses	1,399,000	2,352,000

Total current assets	206,541,000	192,842,000

Property and equipment, net	11,079,000	11,472,000
Deferred income taxes	4,584,000	3,424,000
Other long-term assets	392,000	383,000

Total Assets	$222,596,000	$208,121,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,842,000	$2,001,000
Customer deposits	3,889,000	5,018,000
Accrued expenses	2,741,000	3,255,000
Current operating lease liabilities	339,000	330,000

Total current liabilities	8,811,000	10,604,000
Unrecognized tax benefits	1,983,000	1,376,000

Total liabilities	10,794,000	11,980,000

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,338,845 shares issued and outstanding at September 30, 2025 and 2024	1,234,000	1,234,000
Class B Common Stock, par value $.10 per share; 6,000,000 shares authorized; 2,318,857 shares issued and outstanding at September 30, 2025 and 2024	232,000	232,000
Capital in excess of par value	12,590,000	12,590,000
Retained earnings	197,746,000	182,085,000

Total shareholders’ equity	211,802,000	196,141,000

Total Liabilities and Shareholders’ Equity	$222,596,000	$208,121,000

Caution Concerning Forward Looking Statements—This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments, and demand for the Company’s products. In addition, the impact of (i) the U.S. government’s tariff announcements, (ii) the ongoing conflict between Russia and Ukraine, and (iii) the ongoing conflict between Israel and Hamas, including hostilities involving Iran, as well as actions taken by other countries, including the U.S., in response to such tariff announcements and conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2025: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact: Eric Mellen, Chief Financial Officer

407-290-6000